                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENTS
                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
 [X] Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ChipPAC, Inc.
             (Name of Registrant as Specified In Its Certificate)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

[LOGO] CHIPPAC INCORPORATED

                                47400 Kato Road
                           Fremont, California 94538

                               -----------------
                   Notice of Annual Meeting of Stockholders
                               -----------------

TO OUR STOCKHOLDERS:

   You are cordially invited to the Annual Meeting of Stockholders of ChipPAC, Inc.

   Date:  May 15, 2002

   Time:  10:00 a.m., Pacific Time

   Place:  47400 Kato Road, Fremont, California 94538

   At the annual meeting, you will have the opportunity to vote to:

    1. Elect a board of eight directors;
    2. Approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan by 10,000,000; and
    3. Transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

   The company needs to increase the number of shares of common stock that may be issued so as to allow employees to continue to participate in the plan. By allowing employees to purchase company stock, we align employee interests with stockholder value and provide an incentive for those responsible for our future development and success. Your approval of this proposal will help the company recruit and retain the best possible employees who will work for the success of the company.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of, and the right to vote at, the meeting.

   This letter is your notice of the annual meeting and by order of the board of directors is being sent to stockholders of record as of the close of business on April 1, 2002, who are the only holders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN YOUR PROXY CARD. VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT STOP YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ASSURE A QUORUM AND AVOID ADDED COSTS. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

   We look forward to seeing you at the meeting.

Sincerely,

    /s/ Dennis McKenna                /s/ Patricia H. McCall
    Dennis McKenna                    Patricia H. McCall
    Chairman, Chief Executive Officer Senior Vice President Administration,
    and President                     General Counsel and Secretary

April 16, 2002

                            PROXY STATEMENT FOR THE
                                 CHIPPAC, INC.
                  MAY 15, 2002 ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

About This Proxy Statement

   You have been sent this Proxy Statement and the enclosed proxy card because ChipPAC's board of directors is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held May 15, 2002. This Proxy Statement summarizes the information that you will need in order to vote at the annual meeting. However, you need not attend the meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote. If you hold your shares through a broker, bank or other nominee you may vote by telephone or Internet by following the instructions on your proxy card.

   This Proxy Statement and the enclosed proxy card were first sent on approximately April 16, 2002 to all stockholders who owned ChipPAC common stock at the close of business on April 1, 2002, who are the only stockholders entitled to vote at the annual meeting. For ten days prior to the annual meeting, a list of ChipPAC's stockholders will be open for examination at ChipPAC's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 81,078,449 shares of ChipPAC Class A common stock and no shares of Class B common stock outstanding.

Number of Votes

   Each share of ChipPAC Class A common stock entitles you to one vote on each proposal at the annual meeting. The enclosed proxy card indicates the number of shares of ChipPAC Class A common stock that you own.

The Quorum Requirement

   At the annual meeting, the inspector of elections will determine whether there is a quorum present. A quorum is required to conduct any business at the annual meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

Voting by Proxy

   Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. If you hold your shares through a broker, bank or other nominee you may chose to vote by telephone or Internet by following the instructions on the proxy card. Returning the proxy card or voting by telephone or Internet will not affect your right to attend the annual meeting and vote.

   If you fill out your proxy card properly and return it in time to vote, or follow the instructions on the proxy card and vote by telephone or Internet before the deadline, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

      FOR the election of the board of directors; and

      FOR the approval of an amendment to increase the number of shares that
   can be issued under our 2000     Employee Stock Purchase Plan.

If any other matter is presented at the annual meeting, your shares will be voted in accordance with the proxy representative's best judgment. Presently, the company knows of no matters to be addressed at the annual meeting beyond those described in this Proxy Statement.

Revoking Your Proxy

   If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

  .   You may send in another proxy with a later date.

  .   You may notify ChipPAC's Secretary in writing before the annual meeting.

  .   You may attend the meeting and vote in person.

Voting in Person

   If you plan to attend the annual meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 1, 2002, the record date for voting.

Approving the Proposal

   In order for a nominee to be elected to the board of directors, a nominee must receive an affirmative vote from a majority of the shares present and voting, cast either in person or by proxy. In order for the amendment to the 2000 Employee Stock Purchase Plan to be approved, the amendment must receive an affirmative vote from a majority of the shares present and voting, cast either in person or by proxy. Abstentions will be counted as if they were votes against the nominee or the amendment.

The Effect of Broker Non-Votes

   Under the rules of the Nasdaq National Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on a proposal, these "broker non-votes" will not be counted as voting either for or against the proposal.

The Cost of Soliciting Proxies

   ChipPAC will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, ChipPAC's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. ChipPAC will not compensate these directors and employees additionally for this solicitation, but ChipPAC may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. ChipPAC will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and ChipPAC will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The ChipPAC board of directors is soliciting your vote for the election of directors. The board recommends that you vote "FOR" the re-election of the eight directors who currently serve on the board of directors. Directors elected at the meeting are elected to serve until the next annual meeting of stockholders, or until their successors are elected and qualified. If any nominee is unable or declines to serve as a director, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy. We do not expect any nominee to be unable or unwilling to serve as a director.

   The following table shows basic information about each nominee:

                                                                                            Director
       Name        Age*             Principal Occupation During Last Five Years              Since
       ----        ----             -------------------------------------------             --------
Dennis P. McKenna   52  Chairman of the Board of Directors since April 2001, and              1999
                        President and Chief Executive Officer since October 1997, when
                        ChipPAC was initially incorporated. From October 1995 to
                        October 1997, he served as Senior Vice President of the
                        Components group for Hyundai Electronics America, and from
                        January 1993 to October 1995 was Vice President and General
                        Manager of Hyundai's Semiconductor Group.
Edward Conard       45  Managing Director of Bain Capital, Inc. since 1993. Mr. Conard is     1999
                        a director of Waters Corporation, Dynamic Details, Inc., Medical
                        Specialties Group, Inc., Alliance Commercial Laundries, Inc.,
                        U.S. Synthetics, Inc. and Broder Brothers, Inc.
Robert W. Conn      59  Dean of the Jacobs School of Engineering, University of               2002
                        California, San Diego and Walter J. Zable Endowed Chair
                        Professor since 1994. From 1980 to 1994, Dr. Conn served as
                        Professor of Engineering and Applied Science at the University of
                        California, Los Angeles, where he was founding director of the
                        Institute of Plasma and Fusion Research. Dr. Conn co-founded a semiconductor equipment company in 1986, Plasma & Materials
                        Technologies, now Trikon Technologies, and was chairman of the board through 1993. Dr. Conn is a member of the National
                        Academy of Engineering, and served in 1997 and 1998 as a
                        member of the President's Committee of Advisors on Science and
                        Technology Panel on Energy R&D Policy for the 21st Century.
                        Dr. Conn is a director of Intersil Corporation.
Michael A. Delaney  47  Managing Director of Citicorp Venture Capital, Ltd. since 1995        1999
                        and a vice president for more than the past five years. Mr. Delaney is Vice President and Managing Director of Court Square.
                        Mr. Delaney is a director of JAC Holdings, SC Processing, Inc.,
                        Delco Remy International, Inc., MSX International, Inc., Trianon
                        Corp., Strategic Industries Inc. and Great Lakes Dredge & Dock
                        Corporation.
Marshall Haines     34  Principal of Bain Capital since 2000. Mr. Haines joined Bain          1999
                        Capital in 1993 as an associate. Mr. Haines is a director of
                        TravelCLICK, Inc.

                                                                                            Director
       Name        Age*             Principal Occupation During Last Five Years              Since
       ----        ----             -------------------------------------------             --------
R. Douglas Norby    66  Vice President and Chief Financial Officer of Zambeel, Inc. since     2002
                        March 2002. From 2000 to March 2002, Mr. Norby was Senior
                        Vice President and Chief Financial Officer of Novalux, Inc., and
                        from 1996 to 2000, he was Executive Vice President and Chief
                        Financial Officer of LSI Logic Corporation. Mr. Norby is a
                        director of LSI Logic Corporation and Alexion Pharmaceuticals,
                        Inc.
Chong Sup Park      54  Chairman and Chief Executive Officer of Hynix Semiconductor           1999
                        Inc. (formerly Hyundai Electronics Industries Co. Ltd.) since April
                        2000. Dr. Park joined Hyundai Electronics in 1983, and served as
                        President and Chief Executive Officer of Hyundai Electronics
                        America, Inc. from September 1996 to October 1999 and
                        Chairman since November 1999. From February 1995 to
                        September 1996, he was President and Chief Executive Officer of
                        Maxtor Corporation. Dr. Park is a director of Maxtor Corporation and Dot Hill Systems Corporation.
Paul C. Schorr, IV  34  Managing Director of Citicorp Venture Capital, Ltd. since January     1999
                        2000. Mr. Schorr joined Citicorp Venture Capital in 1996. From
                        1993 to 1996, he was an associate and then an engagement
                        manager with McKinsey & Company, Inc. Mr. Schorr is a director of KEMET Corporation, Fairchild Semiconductor International,
                        Inc. and AMI Semiconductor.

--------
*  Age at December 31, 2001, the last day of the company's fiscal year.

Meetings and Committees of the Board of Directors

   The board met ten times and a special committee of the board acted once by written consent without a meeting during 2001. All nominees for director attended at least 75% of the aggregate number of meetings of the board and committees of the board on which they served during the year, with the exception of Dr. Park and Mr. David Dominik. Mr. Dominik resigned from the board in July 2001. Mr. Joseph Martin resigned from the board in December 2001.

Compensation Committee

   The compensation committee was established in August 2000, and met three times and acted by written consent without a meeting five times during 2001. Current members of the compensation committee are Messrs. Haines and Schorr. During 2001, the members of the committee were Messrs. Haines, Martin and Dominik. This committee reviews and makes recommendations to the board regarding our compensation policies and all forms of compensation to be provided to our executive officers. In addition, the compensation committee reviews bonus and stock option compensation arrangements for certain other employees. This committee is also responsible for administering and recommending to the board amendments to the stock option plans and certain other compensation plans. The compensation committee consists of at least two non-employee directors.

Nominating Committee

   The nominating committee was established in April 2001. Current members of the nominating committee are Messrs. Conard and Delaney. During 2001, the members of the committee were Messrs. Conard, Delaney and Martin. This committee makes recommendations to the board on individuals suitable to be designated by the board for election as a director. Stockholders may recommend individuals for the nominating committee to consider as potential directors. To do so, a stockholder must submit the name of the recommended individual along with certain other information to ChipPAC's Secretary at ChipPAC, Inc., 47400 Kato Road, Fremont, CA 94538, no more than ninety and no fewer than sixty days prior to the first anniversary of the 2002 annual meeting. Please contact ChipPAC's Secretary if you would like further information.

Audit Committee

   The audit committee was established in August 2000, and met five times during 2001. Current members of the audit committee are Messrs. Haines and Norby and Dr. Conn. During 2001, the members of the committee were Messrs. Haines, Martin and Dominik. This committee reports to the board regarding our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The audit committee currently meets the size, independence and experience requirements of the Nasdaq National Market.

Report Regarding Audited Financial Statements

   The following is the report of the board of directors with respect to the audited financial statements of ChipPAC, Inc. for the fiscal year ended December 31, 2001. Since Dr. Conn and Mr. Norby were appointed to the audit committee in April 2002, after the preparation and filing of the audited financial statements of the company for the fiscal year ended December 31, 2001, the entire board of directors reviewed and discussed with management and the independent auditors, PricewaterhouseCoopers LLP, the audited financial statements for the year ended December 31, 2001 and prepared this report.

   Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures used to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors have the responsibility for the examination of those statements. The full audit committee's responsibility is to monitor and review these processes and procedures; this year the board performed these functions. The members of the board are not professionally engaged in the practice of accounting or auditing and are not experts in the field of accounting or auditing. The board relied, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

   The board reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the company's accounting principles, and such other matters as are required to be discussed with the audit committee. The board also discussed with the company's independent auditors the overall scope and plans for their audit. The board met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting as required by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

   In light of the current environment, the board focused increased attention to the disclosure of critical accounting policies. The board received assurances from management and the independent auditors that the critical accounting policies were fully described and that all material commitments and contingencies were likewise appropriately disclosed.

   PricewaterhouseCoopers has provided the board with a formal written statement describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The board discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The board also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services and considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers' independence. PricewaterhouseCoopers did not provide any financial information systems design or implementation services to the company during the fiscal year ended December 31, 2001.

   Based on these reviews and discussions with management and PricewaterhouseCoopers, and subject to our role and responsibilities described above and in the Audit Committee Charter, the board decided that the financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

   Submitted by the Board of Directors:

                                          Dennis P. McKenna
                                          Edward Conard
                                          Michael A. Delaney
                                          Marshall Haines
                                          Chong Sup Park
                                          Paul C. Schorr, IV

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the board was established in August 2000 in connection with our initial public offering. As noted above, the current members of the compensation committee are Messrs. Haines and Schorr. During 2001, the members of the committee were Messrs. Haines, Martin and Dominik.

   During 2001, no compensation committee member was an officer or employee of the company or its subsidiaries, or formerly an officer, nor had any relationship otherwise requiring disclosure under the rules of the Securities and Exchange Commission. No executive officer of the company served as a member of the compensation committee of, or as a director of, any company where an executive officer of that company is a member of our board of directors or compensation committee. The members of the compensation committee thus do not have any compensation committee interlocks or insider participation. Certain relationships and related transactions that may indirectly involve our board members are reported below.

   The compensation arrangements for each of our executive officers were established under the terms of the respective employment agreements between us and each executive officer. The terms of the employment agreements were established in arms-length negotiations between us and each executive officer and approved by our board of directors, except that the agreement relating to Mr. McKenna was negotiated between representatives of our primary investors at the time and Mr. McKenna. Any changes in the compensation arrangements of our executive officers will be determined by the compensation committee of our board of directors.

Director Compensation

   We reimburse members of the board of directors for any out-of-pocket expenses incurred by them in connection with services provided in this capacity. In addition, we compensate Drs. Park and Conn and Mr. Norby for their services as directors. The fees are currently as follows:

  .   $20,000 initial fee upon appointment to the board and annual retainer fee;

  .   $2,500 for in-person attendance at each board meeting;

  .   $1,250 for telephonic participation at each board meeting;

  .   $1,000 for attendance at each committee meeting.

   We also grant options to Drs. Park and Conn and Mr. Norby to purchase shares of our Class A common stock. We currently provide for an initial option grant of 20,000 shares upon appointment to the board and annual option grants of 15,000 shares. The options granted under Dr. Park's agreement began vesting in August 2000, and those granted to Dr. Conn and Mr. Norby will begin to vest in April 2002.

   Employees of our company serving on the board of directors will not be entitled to receive any compensation for serving on the board. Directors who are not employees of our company and are not otherwise affiliated with us or our principal stockholders may receive compensation that is commensurate with arrangements offered to directors of companies that are similar to our company. Compensation arrangements for independent directors established by our board could be in the form of cash payment and/or option grants.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, as well as persons owning over 10% of the company's common stock, to file reports of ownership and changes in ownership of the company's stock with the Securities and Exchange Commission. Copies of these reports must also be provided to the company. Based upon a review of the copies of those reports provided to the company, and written representations that no other reports were required to be filed, the company believes that all reporting requirements under Section 16(a) for its directors, executive officers and those owning over 10% of the common stock, for fiscal year ended December 31, 2001, were complied with, with the exception of: Mr. Joseph Martin, a former director of the company, who filed a late Form 5 reporting an option grant of equity securities, Mr. Richard Freeman, Chief Operating Officer of the company, who filed a late Form 4 stating his beneficial ownership of equity securities, and Mr. Gregory Bronzovic, former Vice President of Worldwide Sales, who filed a late Form 4 reporting a disposition of equity securities.

   The Board of Directors recommends a vote FOR the re-election of the nominees named above as directors. Unless you indicate otherwise on the proxy, your shares will be voted for the election of these nominees as directors. In order to be elected, a nominee for director must be approved by an affirmative vote of at least a majority of the shares present and entitled to vote.

                                PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
                 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

   The ChipPAC board of directors is soliciting your vote for the approval of the amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares authorized for issuance. The board recommends that you vote "FOR" this proposal:

  What is the 2000 Employee Stock Purchase Plan?

   Our 2000 Employee Stock Purchase Plan, or ESPP, is intended to provide employees of ChipPAC and our subsidiaries an opportunity to purchase shares of our Class A common stock. The purchase price is at a discount to current market price. This discount represents fees we would otherwise likely incur in issuance of stock in a public offering. Currently, the maximum number of shares which may be issued under the ESPP, subject to adjustment upon changes in capitalization of the company, may not exceed an aggregate of 1,142,963 shares. As of March 1, 2002, 1,119,779 shares of Class A common stock have been issued under the ESPP.

   In February 2002, the board of directors approved an amendment to the ESPP to increase the number of shares available to be issued to our employees under the ESPP from 1,142,963 to 11,142,963 shares, an increase of 10,000,000 shares. Under the terms of the ESPP, in order for the board of directors' amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendment is attached to this proxy statement as Annex A. Stockholders are urged to read the proposed amendment in its entirety.

  Who Is Eligible to Participate in the ESPP?

   With the exception of our employees in the People's Republic of China, who are prevented from participating by local law, any of our current employees who is customarily employed for at least thirty-five hours per week and more than five months in a calendar year is eligible to participate in the ESPP. However, no employee can participate in the ESPP if the employee directly or indirectly owns and/or holds outstanding options to purchase five percent or more of our stock or if the employee has already purchased $25,000 in fair market value of the stock in the calendar year in which the employee is participating. Our non-employee directors are not eligible to participate in the ESPP. Currently, approximately 3,623 people are eligible to participate in the ESPP.

   The following table shows the participation of our chief executive officer and our four other highest paid executive officers individually, all executive officers as a group, and all employees as a group (excluding executive officers) in the ESPP during the year ended December 31, 2001:


                                                                               2000 Employee
                                                                            Stock Purchase Plan
                                                                           ----------------------
                                                                           Dollar Value  Number
                            Name and Position                              of Discount  of Shares
                            -----------------                              ------------ ---------
Dennis P. McKenna, Chairman of the Board, President and Chief Executive
 Officer..................................................................   $     --         --
Richard M. Freeman, Senior Vice President and Chief Operating Officer.....      2,222      2,856
Robert Krakauer, Senior Vice President and Chief Financial Officer........      5,049      6,337
Patricia H. McCall, Senior Vice President Administration, General
 Counsel and Secretary....................................................      3,750      4,819
Gregory Bronzovic, Former Vice President, Worldwide Sales.................         --         --
All Executive Officers as a Group (5 people, including the
 executives listed above).................................................     11,021     14,012
All Employees Excluding Executive Officers................................    717,994    907,644

   Since each employee determines whether he or she will participate in the ESPP and, if so, to what extent, it is impossible for us to determine how many shares of our Class A common stock will be purchased in the future by the individuals listed in the table above.

  How Is the ESPP Implemented?

   The ESPP is implemented by a series of offerings of the Class A common stock of six months duration, each of which we refer to as a purchase period. A new purchase period begins on the first day of March and first day of September of each year. The board of directors has the power to change the duration and/or the frequency of future purchase periods upon five days prior notice.

   On the first day of each purchase period, each participant in the ESPP is granted an option to purchase a number of shares at the end of the purchase period which is equal to the amount of money the participant contributes divided by the purchase price of the stock. Each participant contributes money to an account established under the ESPP by way of payroll deductions or a lump sum cash payment. On the last day of each purchase period, participants purchase as many shares as possible, given the participant's accumulated contributions and the price of the company's stock.

  What Is the Price of the Stock Purchased Under the ESPP?

   The price of the stock purchased during a purchase period is 85% of the lower of the closing price per share of our Class A common stock on the first business day of the purchase period or the last business day of each purchase period or the nearest prior business day on which trading occurred on the Nasdaq National Market. This discount represents fees we would otherwise likely incur in issuance of stock in a public offering.

  How Long Will the ESPP Be in Effect?

   The ESPP became effective on August 8, 2000 and will continue for a term of ten years after its effectiveness unless it is terminated earlier by the board of directors.

  What Happens to the Options Granted Under the ESPP if ChipPAC Merges with Another Company?

   The ESPP provides that in the event of a merger of ChipPAC with or into another corporation in the middle of a purchase period, or upon a sale of substantially all of our assets, each participant's right to purchase our stock on the last day of each purchase period will be assumed or an equivalent right to purchase stock in the successor corporation will be substituted. If the outstanding options to purchase stock are not assumed or substituted for by the successor corporation, the purchase period then in progress will terminate at a date to be set on or prior to the consummation of the transaction. The board will notify each participant in writing at least ten days prior to this date that his or her option will be automatically exercised on this date unless prior to such date the participant has withdrawn from the ESPP.

  What are the Federal Tax Consequences of Participating in the ESPP?

   Generally, there are no federal income tax consequences to an employee of either becoming a participant in the ESPP, receiving an option to purchase stock in the ESPP or purchasing stock through the ESPP. The federal income tax consequences of disposing of shares vary depending on the period of time the shares are held.

   The company is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant in a disqualifying disposition, subject to the deduction limit under Section 162(m) of the Code (limiting the deductibility of compensation to certain executive officers), if applicable.

  Where Can I Find a Copy of the Entire ESPP?

   The summary we have included of the ESPP is qualified in its entirety by reference to the ESPP, which is filed as an exhibit to our Registration Statement on Form S-1 (Registration No. 333-39428), and is incorporated into this proxy statement by reference.

  How Is the ESPP Amended?

   The ESPP may be amended, suspended or terminated by the board at any time. Amendments may also require stockholder approval according to the law. No amendment or termination of the ESPP will affect the rights of any person who has received an option under the ESPP unless agreed to by the person who has received the option.

  What Would Be the Effect of the Proposed Amendment?

   This Proposal No. 2, if approved, would increase the number of shares of Class A common stock available to be issued under the ESPP. There are currently 1,142,963 shares of our Class A common stock authorized for issuance under the ESPP. Of that number, 1,119,779 shares have already been issued, leaving only 23,184 shares available for future grant. This amendment would increase the number of shares of Class A common stock authorized for issuance under the ESPP by 10,000,000 to a total of 11,142,963.

   Approval of this Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock represented at and entitled to vote at the meeting.

   We believe that the ESPP should be amended to increase the number of shares authorized for issuance in order to be able to continue to provide employees the opportunity to purchase our Class A common stock. The continued ability to allow employees to participate in the ESPP would also provide us with a valuable tool to help attract new employees. An expanded stock pool available under the ESPP will align employee interests with stockholder value and will enable us to provide additional incentives to those employees who have been responsible for our development and financial success and who will help us meet our goals in the future. We have had higher participation in the ESPP by our employees than we first contemplated when we adopted the ESPP.

   Your ratification of the board of directors' amendment to the ESPP will enable us to continue our strategy of using stock incentives to secure and retain employees of outstanding ability both now and in the future. The attraction and retention of these individuals is vital to the success of our business.

   The board of directors recommends a vote FOR approval of the amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares authorized for issuance as set forth in Proposal No. 2.

                                 OTHER MATTERS

   We do not know of any matters to be presented at the annual meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the annual meeting, your proxy representatives will be able to vote those matters in their discretion.

                               OTHER INFORMATION

                            PRINCIPAL STOCKHOLDERS

   The table on the next page sets forth certain information regarding the beneficial ownership of our Class A common stock as of April 1, 2002 by:

  . each person or group of affiliated persons who is known by us to beneficially own five percent or more of our Class A common stock;

  . each director and each of our four other highest paid executive officers at the end of 2001; and

  .   all directors and executive officers as a group.

   The table includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person under the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes: (a) shares of Class A common stock that are subject to options held by that person that are currently exercisable within 60 days of April 1, 2002 and (b) shares of Class A common stock that are subject to repurchase but vest within 60 days of April 1, 2002.

   These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

   Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

                         Principal Stockholders Table

                                                                     Shares Beneficially Owned
                                                                   ----------------------------
                                                                   Number of    Percentage of
                        Name and Address                            Shares    Shares Outstanding
                        ----------------                           ---------- ------------------

Principal Stockholders:
Bain Capital Funds (1)............................................ 21,387,396        26.4%
   c/o Bain Capital, Inc.
   Two Copley Place
   Boston, Massachusetts 02116
Citicorp Venture Capital, Ltd. (2)................................ 23,849,397        29.4
   399 Park Avenue
   New York, NY 10043
Hynix Semiconductor America.......................................  4,655,118         5.7
   3101 North First Street
   San Jose, California 95134

Directors and Named Executives:
Dennis P. McKenna.................................................    681,383          *
Richard Freeman...................................................     96,632          *
Patricia H. McCall................................................     47,911          *
Robert Krakauer...................................................    370,088          *
Gregory Bronzovic.................................................     55,293          *
Edward Conard (3)................................................. 21,387,396        26.4
Robert W. Conn....................................................         --          *
Michael A. Delaney (4)............................................ 16,232,727        20.0
Marshall Haines (5)............................................... 21,387,396        26.4
R. Douglas Norby..................................................         --          *
Chong Sup Park....................................................     12,215          *
Paul C. Schorr, IV (6)............................................ 16,000,245        19.7
All directors and executive officers as a group (12 persons)...... 38,883,645        48.0

--------
 *  Less than one percent.

(1) Includes: (a) 16,303,749 shares of Class A common stock owned by Bain Capital Fund VI, L.P., whose sole general partner is Bain Capital Partners VI, L.P., whose sole general partner is Bain Capital Investors, LLC, a Delaware limited liability company; (b) 2,181,587 shares of Class A common stock owned by BCIP Associates II, whose managing general partner is Bain Capital Investors, LLC, a Delaware limited liability company; (c) 398,580 shares of Class A common stock owned by BCIP Associates II-B, whose managing general partner is Bain Capital Investors, LLC, a Delaware limited liability company; (d) 757,406 shares of Class A common stock owned by BCIP Trust Associates II, L.P., whose managing general partner is Bain Capital Investors, LLC, a Delaware limited liability company; (e) 195,878 shares of Class A common stock owned by BCIP Trust Associates II-B, whose managing general partner is Bain Capital Investors, LLC, a Delaware limited liability company; (f) 847,004 shares of Class A common stock owned by BCIP Associates II-C, whose managing general partner is Bain Capital Investors, LLC, a Delaware limited liability company; (g) 54,346 shares of Class A common stock owned by PEP Investments Pty, Ltd., whose controlling persons are Timothy J. Sims, Richard J. Gardell, Simon D. Pillar and Paul J. McCullagh; (h) 465,512 shares of Class A common stock owned by Sankaty High Yield Asset Partners, L.P., whose sole general partner is Sankaty High Yield Asset Investors, LLC, whose managing member is Sankaty High Yield Asset Investors, Ltd., a Bermuda corporation; and (i) 183,334 shares of Class A common stock owned by Bain Capital, L.L.C.

(2) The information concerning shares owned has been derived from a Schedule 13D dated June 20, 2001, filed jointly by Citicorp Mezzanine III, L.P., Citicorp Capital Investors, Limited, Citicorp Venture Capital, Ltd., Citibank, N.A., Citicorp, Citigroup Holdings Company and Citigroup Inc., some of which have shared voting and dispositive powers as to the shares of Class A common stock owned by Citicorp Venture Capital, Ltd. Includes 16,000,245 shares owned by Citicorp Venture Capital, Ltd., 2,823,573 shares of Class A common stock held by an affiliate of Citicorp Venture Capital, Ltd. for which Citicorp Venture Capital, Ltd. disclaims beneficial ownership, 5,020,081 shares of Class A common stock issuable upon the exercise of our 8% convertible subordinated debentures due 2011 and held by Citicorp Mezzanine III, L.P. for which Citicorp Venture Capital, Ltd. disclaims beneficial interest and 11,263 shares of Class A common stock held by a wholly-owned subsidiary of Citigroup Inc. for which Citicorp Venture Capital, Ltd. disclaims beneficial interest.

(3) Mr. Conard is a limited partner of Bain Capital Partners VI, L.P., which is the general partner of Bain Capital Fund VI, L.P. In addition, Mr. Conard is a general partner of BCIP Associates II and BCIP Trust Associates II, L.P. In such capacities, Mr. Conard has a pecuniary interest in certain of the shares held by the Bain Capital Funds. Mr. Conard's address is c/o Bain Capital, Inc., 745 Fifth Avenue, Suite 3200, New York, New York 10151.

(4) Includes 16,000,245 shares owned by Citicorp Venture Capital, Ltd. Mr. Delaney is a Managing Director of Citicorp Venture Capital, Ltd. Accordingly, Mr. Delaney may be deemed to beneficially own all shares held by Citicorp Venture Capital, Ltd. Mr. Delaney disclaims beneficial ownership of all shares held by Citicorp Venture Capital, Ltd. Mr. Delaney's address is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, New York, New York 10043.

(5) Mr. Haines is a general partner of BCIP Associates II-B and BCIP Trust Associates II-B and in such capacity has a pecuniary interest in certain shares held by these funds. Mr. Haines' address is c/o Bain Capital, Inc., 600 Montgomery Street, 33rd Floor, San Francisco, California 94111.

(6) Includes 16,000,245 shares owned by Citicorp Venture Capital, Ltd. Mr. Schorr is a Managing Director of Citicorp Venture Capital, Ltd. Accordingly, Mr. Schorr may be deemed to beneficially own all shares held by Citicorp Venture Capital, Ltd. Mr. Schorr disclaims beneficial ownership of all shares held by Citicorp Venture Capital, Ltd. Mr. Schorr's address is c/o Citicorp Venture Capital, Ltd., 399 Park Avenue, New York, New York 10043.

                                  MANAGEMENT

Executive Officers

            Name and Title                Age*              Position Held During Last Five Years
            --------------                ----              ------------------------------------
Dennis P. McKenna........................  52  Chairman of the Board of Directors since April 2001, and
  Chairman, Chief Executive Officer            President and Chief Executive officer since October 1997,
  and President                                when ChipPAC was initially incorporated. From October
                                               1995 to October 1997, he served as Senior Vice President of the Components group for Hyundai America, and from
                                               January 1993 to October 1995 was Vice President and
                                               General Manager of Hyundai's Semiconductor Group.
Richard Freeman..........................  52  Senior Vice President and Chief Operating Officer since
  Senior Vice President and                    November 2000. Mr. Freeman served as Senior Vice
  Chief Operating Officer                      President of Manufacturing for Cypress Semiconductor from
                                               April 1999 to November 2000. Prior to joining Cypress, from
                                               1974 he was at National Semiconductor Corporation, most
                                               recently as Vice President of Worldwide Wafer Fabs.
Patricia H. McCall.......................  47  Senior Vice President Administration, General Counsel and
  Senior Vice President Administration,        Secretary since November 2000. From November 1995 to
  General Counsel and Secretary                November 2000, Ms. McCall was at National Semiconductor
                                               Corporation, most recently as Associate General Counsel.
                                               Prior to that, she was a partner at the law firm of Pillsbury,
                                               Madison & Sutro, and a Barrister in England.
Robert Krakauer..........................  35  Senior Vice President and Chief Financial Officer since
  Senior Vice President and                    November 1999. Mr. Krakauer served as Vice President,
  Chief Financial Officer                      Finance and Chief Financial Officer at AlliedSignal Electronic
                                               Materials from May 1998 to November 1999. From June 1996
                                               to May 1998, he was Corporate Controller at Altera
                                               Corporation, and from June 1993 to June 1996, he was Vice
                                               President Finance and Chief Financial Officer at Alphatec
                                               Electronics, USA.
Gregory Bronzovic........................  45  Vice President Worldwide Sales since September 1998.
  Former Vice President,                       Mr. Bronzovic joined the company in April 1998 as Vice
  Worldwide Sales                              President, North America Sales. From January 1995 to April
                                               1998, he was Director of Sales at Hyundai Electronics
                                               America. Mr. Bronzovic ceased to serve as an executive
                                               officer on January 4, 2002.

Other Key Management

             Name and Title                 Age*          Position Held During Last Five Years
             --------------                 ----          ------------------------------------
Marcos Karnezos............................  57  Vice President Technology since October 1998.
  Vice President, Technology                     Dr. Karnezos served as Vice President Technology at
                                                 Signetics KP from December 1996 to October 1998.
                                                 From November 1992 to December 1996, he was Vice
                                                 President at ASAT, Ltd.
B.K. Sohn..................................  54  President, ChipPAC Korea Company Ltd. since
  President, ChipPAC Korea Company, Ltd.         January 2001. Mr. Sohn joined ChipPAC Korea in
                                                 January 2000 as Executive Vice President,
                                                 Manufacturing/Operations. Prior to joining ChipPAC
                                                 Korea, from 1973 to 1999, Mr. Sohn worked for Anam
                                                 Semiconductor, Inc., most recently as Corporate Vice
                                                 President, QR&E Division.
C.B. Teh...................................  54  President, ChipPAC (Malaysia) Sdn. Bhd. since June
  President, ChipPAC (Malaysia) Sdn. Bhd.        2000, upon the consummation of the acquisition of the
                                                 Malaysian business. He served as the Vice President,
                                                 Manufacturing of Intersil Technology Sdn. Bhd. from
                                                 January 1997 to June 2000. Prior to this he was the
                                                 Director of Manufacturing at Intersil from January
                                                 1991 to December 1996. From September 1987 to
                                                 December 1990, he served as Director of
                                                 Manufacturing for General Electronic/Harris
                                                 Semiconductor in Singapore. From January 1981 to
                                                 August 1987, he was the Manufacturing Operations
                                                 Manager for RCA in Kuala Lumpur.
S.W. Woo...................................  44  President, ChipPAC Assembly and Test (Shanghai)
  President, ChipPAC Assembly and                Company Ltd. since July 2001. Before joining
  Test (Shanghai) Company Ltd.                   ChipPAC, Mr. Woo was the Vice President,
                                                 Operations with Advanced Interconnect Technologies
                                                 from 2000 to 2001. Prior to this, he was elected to the
                                                 Directorship of Hana Technologies Ltd. (Hong Kong).
                                                 While the company was known as Hana Technologies
                                                 Ltd., Mr. Woo held the positions of Vice President,
                                                 Corporate Engineering from 1996 to 1999.

--------
*  Age at December 31, 2001, the last day of the company's fiscal year.

Executive Compensation

   Executive officers of the company are elected by and serve at the discretion of the board. The following table shows information concerning the compensation paid or accrued for the fiscal years ended December 31, 1999, 2000 and 2001 for the Chief Executive Officer and each of the four other most highly compensated executive officers of the company as of the end of 2001 to whom we refer collectively as the "named executives."

Summary Compensation Table

                                         Annual Compensation                   Long-Term Compensation
                                   ------------------------------- --------------------------------------------
                                                         Other     Restricted Restricted  Securities      All
                                                         Annual      Stock      Stock     Underlying     Other
                                                      Compensation   Awards     Awards   Options/SARS Compensation
Name and Principal Position   Year  Salary  Bonus (3)     (4)      ($)(5)(6)  (#)(5)(6)      (#)          ($)
---------------------------   ---- -------- --------- ------------ ---------- ---------- ------------ ------------
Dennis P. McKenna............ 2001 $390,015 $     --      $--       $    --         --     450,000      $22,255(7)
  President and Chief         2000  415,400  480,000       --            --         --     266,000       22,844(8)
  Executive Officer           1999  376,480  308,570       --        66,660    228,593     259,072       46,742(9)
Richard Freeman (1).......... 2001  316,887  162,500       --            --         --     210,000        6,492(7)
  Senior Vice President       2000   51,877   67,708       --            --         --     400,000          207(8)
 and Chief Operating Officer  1999       --       --       --            --         --          --           --
Patricia H. McCall (1)....... 2001  243,759  100,000       --            --         --     135,000        3,225(7)
  Senior Vice President       2000   39,905   66,667       --            --         --     100,000          135(8)
 Administration, General      1999       --       --       --            --         --          --           --
 Counsel and Secretary
Robert Krakauer (2).......... 2001  229,134       --       --            --         --     216,000        5,542(7)
  Senior Vice President       2000  235,009  140,706       --            --         --      34,000        5,104(8)
 and Chief Financial Officer  1999   21,392       --       --        27,774     95,247      95,247           34(9)
Gregory Bronzovic............ 2001  224,259   20,441       --            --         --     140,000        5,969(7)
 Former Vice President,       2000  210,908  122,504       --            --         --          --        4,553(8)
 Worldwide Sales              1999  190,040  100,878       --        11,110     38,099      38,099       10,973(9)

--------
(1) Mr. Freeman and Ms. McCall each joined the company during 2000 so their reported compensation for 2000 does not reflect a full year of compensation.

(2) Mr. Krakauer joined the company during 1999 so his reported compensation for 1999 does not reflect a full year of compensation.

(3) The bonuses reflect amounts paid under the company's Short Term Incentive Plan. Bonuses recorded for 2001 reflect amounts paid in 2002 for the executive's performance in 2001; bonuses recorded for 2000 reflect amounts paid in 2001 for the executive's performance in 2000; bonuses recorded for 1999, reflect amounts paid in 2000 for performance in 1999. Mr. Freeman and Ms. McCall each received guaranteed bonuses for 2001 based on their employment agreements.

(4) Excludes perquisites and other personal benefits or property aggregating less than the lesser of either: (i) $50,000 or (ii) 10% of the total annual salary and bonus reported for the applicable named executive.

(5) Represents shares of Class A common stock purchased by the named executives at a fair value of $0.2916 per share as determined by the board of directors based upon a good faith estimate on the conversion described in the following note. Twenty percent of the stock vests at the end of the first year, an additional twenty percent vests at the end of the second year, an additional thirty percent vests at the end of the third year and the remaining thirty percent vests at the end of the fourth year. The value of these restricted stock awards at December 31, 2001 were as follows: Mr. McKenna--$1,629,500; Mr. Krakauer--$678,959; and Mr. Bronzovic--$271,585.

(6) These shares previously represented options for Class A common stock which were converted into restricted shares of the Class A common stock upon notification of the intention to convert from the named executives during the year ended December 31, 1999.

(7) Includes amounts contributed in 2001 (a) under our 401(k) plan as follows:
    Mr. McKenna--$4,750; Mr. Freeman--$5,250; Ms. McCall--$2,437; Mr.
    Krakauer--$5,100; and Mr. Bronzovic--$5,250; and (b) for premiums for a life insurance policy as follows: Mr. McKenna--$17,505; Mr.
    Freeman--$1,242; Ms. McCall--$788; Mr. Krakauer--$442; and Mr. Bronzovic--$719.

(8) Includes amounts contributed in 2000 (a) under our 401(k) plan as follows:
    Mr. McKenna--$5,000; Mr. Krakauer--$4,700; and Mr. Bronzovic--$4,106; and
    (b) for premiums for a life insurance policy as follows: Mr.
    McKenna--$17,844; Mr. Freeman--$207; Ms. McCall--$135; Mr. Krakauer--$404; and Mr. Bronzovic--$447.

(9) Includes amounts contributed in 1999 (a) under our 401(k) plan as follows:
    Mr. McKenna--$4,325; and Mr. Bronzovic--$2,026; (b) for premiums for a life insurance policy as follows: Mr. McKenna--$1,917; Mr. Krakauer--$34; and Mr. Bronzovic--$509; and (c) for cancellation of vested stock options from the 1997 ChipPAC Stock Option Plan as follows: Mr. McKenna--$40,500; and Mr. Bronzovic--$8,438.

Option Grants in Last Fiscal Year

   The following table shows information regarding stock options granted by the company to the named executives during the company's last fiscal year:

                                                                          Potential Realizable
                                                                            Value at Assumed
                   Number of     % of Total                               Annual Rate of Stock
                   Securities      Options     Exercise                  Price Appreciation for
                   Underlying    Granted to     or Base                     Option Term (4)
                    Options     Employees in     Price                   ----------------------
       Name         Granted    Fiscal Year (3) ($/Share) Expiration Date   5% ($)     10% ($)
       ----        ----------  --------------- --------- ---------------  --------  ----------
Dennis P. McKenna.  200,000(1)      4.19%        $3.75   Mar. 22, 2011   $471,671   $1,195,307
                    250,000(2)      5.23%         1.88   Sept. 27, 2011   295,580      749,059
Richard Freeman...   60,000(1)      1.26%         3.75   Mar. 22, 2011    141,501      358,592
                    150,000(2)      3.14%         1.88   Sept. 27, 2011   177,348      449,435
Patricia H. McCall   60,000(1)      1.26%         3.75   Mar. 22, 2011    141,501      358,592
                     75,000(2)      1.57%         1.88   Sept. 27, 2011    88,674      224,718
Robert Krakauer...  116,000(1)      2.43%         3.75   Mar. 22, 2011    273,569      693,278
                    100,000(2)      2.09%         1.88   Sept. 27, 2011   118,232      299,624
Gregory Bronzovic.   75,000(1)      1.57%         3.75   Mar. 22, 2011    176,877      448,240
                     65,000(2)      1.36%         1.88   Sept. 27, 2011    76,851      194,755

--------
(1) These options for Class A common stock were granted under the ChipPAC, Inc. 2000 Equity Incentive Plan. Twenty percent of the options vests at the end of the first year, an additional twenty percent vests at the end of the second year, an additional thirty percent vests at the end of the third year and the remaining thirty percent vests at the end of the fourth year.

(2) These options for Class A common stock were granted under the ChipPAC, Inc. 2000 Equity Incentive Plan. Fifty percent of the options vests at the end of the first year and the remaining fifty percent vests at the end of the second year.

(3) For purposes of calculating this percentage, options for Class A common stock which were converted into restricted shares of the Class A common stock were not counted as options granted to employees during the year ended December 31, 2001.

(4) Amounts reflect assumed rates of appreciation set forth in the executive compensation disclosures rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of our stock and overall market conditions.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

   The following table contains information regarding unexercised options held by the named executives as of December 31, 2001. The value of "in-the-money" options represents the difference between the exercise price of an option and the fair market value of our common stock as of December 31, 2001. No options were exercised by the named executives during the year ended December 31, 2001.

                                   Number of Securities        Value of Unexercised
                                  Underlying Unexercised      In-the-Money Options at
                              Options at Fiscal Year-End (#)    Fiscal Year-End ($)
                              ------------------------------ -------------------------
            Name              Exercisable      Unexercisable Exercisable Unexercisable
            ----              -----------      ------------- ----------- -------------
Dennis P. McKenna............   156,829           818,243     $439,252    $5,214,562
Richard Freeman..............    80,000           530,000      363,200     3,011,000
Patricia H. McCall...........    20,000           215,000       90,800     1,364,900
Robert Krakauer..............    44,899           300,348      103,565     1,835,247
Gregory Bronzovic............    15,240           162,859       29,077     1,082,416

Employment Agreements

  Mr. McKenna

   Mr. McKenna is employed under an employment agreement with us that provides that Mr. McKenna will serve as our President and Chief Executive Officer. The initial term of the agreement terminated on December 31, 2001 and automatically renews for successive one year periods unless either party notifies the other of his or our intention not to renew the agreement. Under the agreement, we pay Mr. McKenna a base salary of $400,000 per year, which may be increased if approved by the board of directors, plus a bonus of up to 80% of his base salary upon attainment by us of financial performance targets described in the agreement. The agreement also provides for customary fringe benefits.

   We have agreed to pay Mr. McKenna a sum equal to twice his base salary plus a portion of his annual bonus if we terminate Mr. McKenna for any reason other than cause, or if Mr. McKenna terminates his employment for good reason. If Mr. McKenna dies before the end of his employment period, we will pay his estate a pro rated portion of the bonus he would have earned in the year of his death.

   The agreement also provides that, should Mr. McKenna continue to serve as President and Chief Executive Officer following a change of our control, the provisions of the employment agreement shall remain in force and effect following the change of control.

  Messrs. Freeman, Krakauer and Bronzovic and Ms. McCall

   Messrs. Freeman, Krakauer and Bronzovic and Ms. McCall are employed under letter agreements with us which provide that they are employees-at-will and that either party has the right to terminate the employment relationship at any time with or without cause.

   Mr. Freeman's letter agreement provides that he serves as Senior Vice President and Chief Operations Officer. Mr. Freeman's current base salary is $325,000. In addition to his base salary, Mr. Freeman is eligible to earn an annual bonus targeted at 100% of his base salary. For 2000 only, he was guaranteed a minimum bonus of 100% of target prorated from his hire date, and for 2001 a minimum bonus of 50% of target. In the event of termination by us for reasons other than cause, he is eligible to receive eight months of severance. This severance amount may be reduced by any other employment compensation he receives from another company during that eight month period.

   Ms. McCall's letter agreement provides that she serves as Senior Vice President Administration, General Counsel and Secretary. Ms. McCall's current base salary is $250,000. In addition to her base salary, Ms. McCall is eligible to earn an annual bonus targeted at 80% of her base salary. For 2000 only, she received a $25,000 sign-on bonus and was guaranteed a minimum bonus of 100% of target prorated from her hire date, and for 2001 a minimum bonus of 50% of target. In the event of termination by us for reasons other than cause, she is eligible to receive eight months of severance. This severance amount may be reduced by any other employment compensation she receives from another company during that eight month period. The agreement also provides that, should Ms. McCall continue to serve as Senior Vice President Administration and General Counsel following a change of our control, the provisions of the employment agreement shall remain in force and effect following the change of control.

   Mr. Krakauer's letter agreement provides that he serves as Senior Vice President and Chief Financial Officer. Mr. Krakauer's current base salary is $235,000. In addition to his base salary, Mr. Krakauer is eligible to earn an annual bonus targeted at 50% of his base salary. For 2000 only, he was guaranteed a minimum bonus of 35% of target. In the event of termination by us for reasons other than cause, he is eligible to receive eight months of severance. This severance amount may be reduced by any other employment compensation he receives from another company during that eight month period.

   Mr. Bronzovic's letter agreement provides that he serves as Vice President, Worldwide Sales. For 2001, Mr. Bronzovic's base salary was $230,000, and he was eligible to earn an annual bonus targeted at $100,000. Mr. Bronzovic ceased to be an executive officer on January 4, 2002.

   Messrs. Freeman's, Krakauer's and Bronzovic's and Ms. McCall's letter agreements also provide for customary benefits.

Management Equity Sales

   Under our 1999 Stock Purchase and Option Plan we entered into stock purchase agreements, with many of our senior employees, including Messrs. McKenna, Krakauer and Bronzovic. Under the stock purchase agreements, these senior-level employees purchased shares of our Class A common stock. We loaned these senior-level employees up to 50% of the purchase price of the common stock purchased under these stock purchase agreements. These loans are represented by promissory notes between the employee and us. Mr. McKenna paid off his loan in full in February 2001, Mr. Bronzovic paid his in full in February 2002, and Mr. Krakauer is repaying his loan on a monthly basis.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Debt Issuance

   On June 22, 2001, we sold $50 million aggregate principal amount of our 8% Convertible Subordinated Notes due 2011 to Citicorp Mezzanine III, L.P., an affiliate of Citicorp Venture Capital, Ltd., for an aggregate purchase price of $50 million. These convertible notes may be converted into shares of our Class A common stock at any time prior to the maturity date, unless previously redeemed or purchased, at a conversion price of $9.96 per share, subject to adjustment in certain circumstances. The convertible notes are currently convertible into 5,020,080 shares of Class A common stock. The disclosure for Citicorp Venture Capital, Ltd. in the Principal Stockholders Table in this proxy statement includes the Class A common stock into which the convertible notes may be converted.

   Also on June 22, 2001, we sold $15 million aggregate principal amount of our 12 3/4% Senior Subordinated Notes due 2009 to Citicorp Capital Investors, Limited, an affiliate of Citicorp Venture Capital, Ltd., for an aggregate purchase price of $14.7 million.

Malaysian Business

   On June 30, 2000, we consummated the acquisition of our Malaysian business from Intersil Corporation. In addition to the cash and stock we paid at the time of the acquisition, during the period from June 1, 2000 to

June 30, 2003, Intersil will be entitled to receive additional contingent incentive payments based upon the achievement of milestones relating to the transfer of business currently subcontracted by Intersil to a third party. In the event that Intersil were to achieve all the milestones, we would pay Intersil an additional sum of approximately $17.9 million in the aggregate.

   In connection with the acquisition, we entered into a five-year supply agreement with Intersil under which we will supply Intersil and each of its current and future affiliates with their packaging and test services requirements. The supply agreement provides for certain minimum quantity requirements. During the first three years of the term of the agreement, Intersil is to source 100% of its requirements for packaging and test services for both existing and new packages from us. During the fourth year, this minimum quantity requirement is 90%; during the fifth year it is 80%. Under the agreement, pricing for the packaging of existing packages will be at base unit cost for the first three years of the term of the agreement, and then at most competitive pricing levels thereafter. For the packaging of new packages and for test services, pricing will be at competitive pricing levels for the entire term of the agreement. Also, during the second and third years of the term of the agreement, Intersil may receive pricing discounts if it meets certain volume targets.

   In addition, Intersil assigned to us patents, copyrights and technical information used exclusively in or associated exclusively with our Malaysian business. Furthermore, Intersil granted us a worldwide, non-exclusive, royalty-free license under other Intersil patents, copyrights and technical information that is also used in or related to the operation of our Malaysian business. This Intersil license is perpetual and irrevocable. Any intellectual property rights in the bonding diagrams, test programs, maskworks and test boards uniquely related to the Intersil products for which we will provide packaging and test services under the supply agreement with Intersil are licensed to us only for use in providing those services.

   We also entered into a long-term joint services agreement with Intersil in connection with the acquisition of our Malaysian business under which each party is required to assist the other in a smooth transition of each party's operations following the acquisition. Sterling Holding Company LLC, which is an affiliate of Citicorp Venture Capital, Ltd., beneficially owns approximately 13.19% of Intersil's outstanding common stock.

Transactions with Fairchild Semiconductor Corporation

   During the year ended December 31, 2001, Fairchild became a substantial client of ChipPAC. Also during this year, Joseph Martin, the Executive Vice President and Chief Financial Officer of Fairchild, was a member of ChipPAC's board of directors. Mr. Martin resigned from his position as a ChipPAC director in December 2001. We received $21.645 million of revenue from Fairchild in 2001. A portion of this business was pursuant to a supply agreement that we formerly had with Intersil but which was assigned to Fairchild when Fairchild purchased Intersil's discrete power business in 2001.

   In January 2002, we entered into a new two-year supply agreement with Fairchild that supercedes our previous agreement with it. According to the terms of this new supply agreement, we will supply Fairchild and its affiliates with packaging and test services at prices to be negotiated on a yearly basis. Fairchild has agreed to purchase minimum quantities of certain power packaging types from us but has not made quantity commitments with regard to other packaging and test services.

Transactions with Hynix Semiconductor Inc. and Related Entities

   Dr. C.S. Park who serves as one of our directors is also the President and Chief Executive Officer of Hynix Semiconductor Inc. (formerly Hyundai Electronics Industries Co., Ltd.). ChipPAC provided packaging and test services to Hynix Semiconductor during 2001 and received revenues from Hynix Semiconductor of approximately $7.986 million which exceeds two percent of ChipPAC consolidated gross revenues for 2001.

   ChipPAC leased executive offices in the United States and its facilities in Korea from Hynix Semiconductor America and Hynix Semiconductor, respectively, under noncancellable operating lease arrangements in 2001.

Rent payments for the years ended December 31, 2001, 2000 and 1999 were $4.5 million, $5.2 million and $4.9 million respectively. From May 1998 to May 2001, our primary office facility was located on premises we subleased from Hynix Semiconductor America. During the years ended December 31, 2001, 2000 and 1999, Hynix Semiconductor America charged us $0.3 million, $0.7 million and $0.8 million, respectively, for rent and building related taxes, insurance and maintenance.

   On June 30, 1998, Hyundai Information Technology entered into a three year agreement with ChipPAC Korea Co., Ltd., one of our wholly-owned subsidiaries, to provide information technology services. For the years ended December 31, 2001, 2000 and 1999, Hyundai Information Technology charged ChipPAC Korea $0.9 million, $1.6 million and $2.3 million, respectively.

   During 1998, we entered into an agreement with Hyundai Information Technology for the installation of a significant portion of a modular software system. The installation of this portion of the software system was completed in February 1999. For the years ended December 31, 1999 and 1998, we incurred charges of $2.3 million and $1.2 million, respectively, from Hyundai Information Technology.

Debt Repayment

   Sankaty High Yield Asset Partners, L.P., an affiliate of Bain Capital, Inc., received a portion of the net proceeds of our August 2000 common stock offering totaling approximately $10 million for the repayment of some of our indebtedness under our senior credit facilities. In addition, in 2001 and 2002, Sankaty received a total of approximately $2.0 million for the repayment of additional indebtedness under our senior credit facilities.

Loans to Executive Officers

   In August 2000, we made unsecured loans to Messrs. McKenna and Krakauer in the principal amounts of $1,250,000 and $250,000, respectively. The loans were payable upon termination of employment with the company or in the event of the bankruptcy or insolvency of the payee. Each loan accrued interest at the rate of 8.0% per annum after the first year. In February 2002, the board authorized and approved forgiveness of these loans in their entirety in consideration for the efforts of Messrs. McKenna and Krakauer in completing the financial restructuring in 2001.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The compensation committee of the board of directors has submitted the following report on executive compensation:

   The compensation committee was established in August 2000 and is currently comprised of Messrs. Haines and Schorr.

   The compensation committee is responsible for:

  .   establishing the compensation for the chief executive officer;

  . reviewing the recommendations of the company's chief executive officer on compensation levels of the executive officers of the company;

  . adopting and changing compensation policies and practices of the company and reporting its recommendations to the full board; and

  .   administering the company's stock plans.

Compensation Philosophy

   In reviewing the company's compensation programs, the compensation committee intends to adhere to a compensation philosophy that focuses management on achieving financial and operating objectives which provide long-term stockholder value. The company's executive compensation programs are designed to align the interests of senior management with those of the company's stockholders, while keeping the overall compensation package competitive. There are three key components to executive compensation:

  .   base salary,

  .   annual bonus and

  .   long-term equity incentives.

   The committee has set forth below a discussion as to how the executive officers' compensation was determined. In making its recommendations to the full board concerning adjustments to compensation levels, the compensation committee intends to consider the financial condition and operational performance of the company during the prior year.

   Base Salary. The committee aims to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in this industry. The committee believes this is necessary to attract and retain the executive talent required to form a stable management team to lead the company. This is particularly true given the competitive environment for executive talent in Silicon Valley, where our headquarters is located. Salaries are usually reviewed annually and in connection with promotions, and industry, peer group and survey results are considered in making salary determinations.

   Mr. McKenna reviews members of the executive staff on an annual basis at the same time all other employees are reviewed, and makes recommendations to the committee on salary and salary increases. In fiscal 2001, the base salary for each executive officer of the company was determined based on the expected level of responsibility of the executive officer and competitive market conditions in accordance with the officer's employment agreement. Salary increases are usually awarded primarily based on Mr. McKenna's judgment of the individual's performance and contribution to the company, as approved or modified by the committee. On account of the industry downturn in 2001, no salary increases were awarded to executive officers, and for the third quarter of 2001, the salaries of vice presidents and above, including all executive officers, were reduced by 10%.

   Annual Bonus. The company maintains a short term incentive program, or STI, and a sales incentive program, or SIP, set up under the company's Short Term Incentive Plan and Sales Incentive Plan, that provide an opportunity for officers and employees to earn a bonus based upon the performance of the company and the individual. The SIP program is for sales executives. Under the STI program, each executive officer of the company is eligible to earn a bonus based upon a combination of the company's financial performance and individual performance during the fiscal year. The incentive potential is stated as a percentage of the officer's base salary, and varies by position and responsibilities. Financial and individual performance goals are set at the start of the fiscal year.

   The bonus pool is based upon the weighted achievement of organizational goals for actual earnings before interest, tax, depreciation and amortization, or EBITDA, against the annual operating plan, plus the weighted achievement of individual performance objectives. If minimum EBITDA is not achieved, any bonus pool must be approved by the board. Achievement of EBITDA may exceed 100% but is capped at 150% and all executive staff have the same financial goals. Performance goals are weighted by level of importance on a percentage basis, and vary for each participant, depending on the officer's position and responsibilities, with the total of all objectives not exceeding 100% and a minimum 50% achievement required for any payout.

   At the end of the year, the compensation committee considered the achievement of the EBITDA goals to gauge the company's performance generally and the attainment of individual goals and objectives based upon the previously set targets related to the officer's area of oversight to determine individual achievement. For fiscal 2001, the company's financial performance was weighted at 75% of the total possible bonus for executive officers. As the minimum EBITDA numbers were not achieved, no payout was made for this portion of the bonus. Individual goals accounted for 25% of the total for executive officers. Because minimum EBITDA numbers were not achieved, a bonus pool for individual goals paid out at under 25%, as approved by the board. The awards paid to Mr. Freeman and Ms. McCall were as provided for in their employment agreements.

   The incentive awards for fiscal 2001 appear as "Bonus" in the Summary Compensation Table.

   Long-term Equity Incentives. The committee believes that stock options directly link the compensation of executive officers with the appreciation realized by the company's stockholders. Stock options are viewed as a critical tool to attract and retain highly qualified executives, and are a major component of the compensation package, consistent with practices throughout the electronics and semiconductor industries. ChipPAC has a number of long-term equity incentive plans under which officers and employees may hold grants of stock or options to purchase stock of the company. Officers currently hold grants of stock and options to purchase stock under our 1999 Stock Purchase and Option Plan and our 2000 Equity Incentive Plan. The compensation committee has broad authority to award equity-based compensation arrangements to the executive officers, and in doing so considers the officer's past performance, potential, position and annual base salary compensation. Under the 2000 Equity Incentive Plan, options are granted at the fair market price and expire up to ten years after the date of grant. Vesting occurs over a four year period. In 2001, in light of the industry downturn and the absence of salary increases, the committee approved a one-time option grant on an accelerated two year vesting schedule. Because the ultimate value of stock options bears a direct relationship to the market price of our Class A common stock, the compensation committee believes that awards under the 2000 Equity Incentive Plan are an effective incentive for the company's management to create value for the company's stockholders.

   Other Benefits. Executive staff members participate in our Employee Stock Purchase Plan on the same terms as other participants, and employee benefit plans of general application, including, without limitation, those plans covering medical, dental, vision, disability and life insurance in accordance with the rules established for individual participation in such plan.

   CEO Compensation. Dennis McKenna has served as President and Chief Executive Officer of the company since October 1, 1997. The committee generally adheres to the same compensation principles described above in determining his compensation. For 1999, 2000 and 2001, Mr. McKenna's salary was set at $400,000. On account of the industry downturn in 2001, Mr. McKenna did not receive a salary increase, and for the third quarter of 2001 his salary was reduced by 10%. For 2001, Mr. McKenna's target incentive percentage was 80% of his base salary, and his incentive was based on EBITDA. Mr. McKenna did not receive an incentive payout in 2001, as the company did not meet the minimum EBITDA numbers required for a payout. Mr. McKenna was granted options to purchase 450,000 shares in 2001, based upon his contributions to the company. Mr. McKenna is provided with life insurance in the amount of $5,000,000.

  Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes.

   The Internal Revenue Code precludes the company from taking a deduction for compensation in excess of $1 million for the officers named in the Summary Compensation Table. Certain performance based compensation is specifically excluded from the deduction limit. The company's policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws. However, the committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executives that will further the company's success, and that the loss of a tax deduction may be necessary in some circumstances. The company's incentive and stock option plans are nevertheless designed to qualify as performance based plans within the meaning of the Internal Revenue Code so as to preserve deductibility by the company of the compensation paid under them.

   The foregoing report has been approved by all members of the compensation committee.

                                          Marshall Haines
                                          Paul C. Schorr, IV

                               PERFORMANCE GRAPH

   The following graph shows the company's cumulative total stockholder return since our Class A common stock became publicly traded on August 9, 2000. The graph assumes that the value of the investment in the company's Class A common stock at its initial public offering price of $12.00 per share and each index was $100.00 on August 9, 2000.

               Comparison of the Cumulative Total Return* among
      ChipPAC, Inc., the Philadelphia Semiconductor Index (SOXX) and the
                      NASDAQ National Market (U.S.) Index

                                    [CHART]

                                          Philadelphia
                                       Semiconductor Index   NASDAQ National
                               ChipPAC       (SOXX)        Market (U.S.) Index
                               ------- ------------------- -------------------
 August 9, 2000............... $100.00       $100.00             $100.00
 September 29, 2000........... $ 99.00       $ 88.00             $ 95.00
 December 29, 2000............ $ 25.00       $ 60.00             $ 64.00
 March 30, 2001............... $ 41.00       $ 57.00             $ 48.00
 June 29, 2001................ $ 87.00       $ 65.00             $ 56.00
 September 28, 2001........... $ 19.00       $ 39.00             $ 39.00
 December 31, 2001............ $ 62.00       $ 54.00             $ 50.00
 March 28, 2002............... $ 82.00       $ 62.00             $ 48.00

--------
* Assumes $100 invested on August 9, 2000 in stock or index, including reinvestment of dividends.

   Notwithstanding anything to the contrary stated in anything the company has previously filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings (including all or any part of this Proxy Statement), the preceding compensation committee report on executive compensation and performance graph shall not be incorporated by reference into such filings or into future filings.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   PricewaterhouseCoopers LLP, who have been our independent public accountants since 1995, have again been selected by the audit committee to be our independent public accountants for 2002. Members of PricewaterhouseCoopers will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

Fees

   The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal year 2001:

Description of Services

     Audit fees(1).............................................. $  473,000
     All other fees(2)..........................................    692,000
                                                                 ----------
                                                                 $1,165,000
                                                                 ==========

--------
(1) Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2001 annual financial statements and for the review of the financial statements included in our quarterly reports during such period. An aggregate amount of $370,000 has been billed through December 31, 2001.

(2) Represents the aggregate fees billed in 2001 for services other than audit. All other fees include fees for audit related services of $231,000 in connection with, for example, filing of registration statements relating to debt offerings and other services including, for example, services relating to tax consulting and assistance as well as merger and acquisition due diligence. Our audit committee has considered whether such services that PricewaterhouseCoopers provides are compatible with maintaining PricewaterhouseCoopers' independence as auditors.

                     SUBMISSION OF STOCKHOLDERS' PROPOSALS
                          AND ADDITIONAL INFORMATION

   Proposals of stockholders intended to be eligible for inclusion in the company's proxy statement and proxy card relating to the 2003 annual meeting of stockholders of the company must be received by the company by December 31, 2002. Any other proposals stockholders wish to be voted on at the 2003 annual meeting should be received by the company by March 17, 2003. Any proposals should be submitted by certified mail, return receipt requested.

   The company's bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that the notice must meet other requirements specified in the bylaws. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of ChipPAC's bylaws from the Secretary of the company.

                                 ANNUAL REPORT

   The Annual Report for the fiscal year ended December 31, 2001, which contains the company's 10-K in its entirety, has been mailed to you with this proxy statement. You should read this report carefully for financial and other information about the activities of the company. However, unless pages are specifically incorporated in this proxy statement, they are not to be considered part of the proxy soliciting material.

                       WHERE CAN I GET MORE INFORMATION?

   ChipPAC files annual, quarterly and special reports, proxy statements and other information with the SEC. ChipPAC's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document ChipPAC files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document ChipPAC files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

   If you would like copies of any of ChipPAC's recently filed documents, please direct your request to Investor Relations, ChipPAC, Inc., 47400 Kato Road, Fremont, California 94538, (510) 979-8220.

                           KEEP YOUR ADDRESS CURRENT

   It is important that you keep the company's transfer agent, US Bank, N.A., informed of your current address. US Bank's address is: US Bank, N.A., 1555 N. Rivercenter Drive, Suite 301, Milwaukee, Wisconsin 53212. Telephone:
1-800-637-7549.

                                                                        Annex A

              Amendment to the 2000 Employee Stock Purchase Plan

   It is proposed that Section 12(a) of the 2000 Employee Stock Purchase Plan shall be restated in its entirety as follows:

      (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 11,142,963 Shares or such lesser number of Shares as is determined by the Board. If the Committee determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Purchase Period, or
   (ii) the number of shares available for sale under the Plan on such Purchase Date, the Committee may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue any Purchase Period then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any Purchase Period then in effect pursuant to
   Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Purchase Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

   Capitalized terms used herein but not defined herein have the meanings set forth in the 2000 Employee Stock Purchase Plan.

                                                                       EXHIBIT A

                                  CHIPPAC, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 2000 Employee Stock Purchase Plan of ChipPAC, Inc.

     1. Purpose.
        -------

     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to use reasonable efforts to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. However, the Company does not undertake or represent that the Plan complies or will continue to comply with Section 423 of the Code. In addition, this Plan authorizes the grant of options and issuances of Common Stock which do not qualify under section 423 of the Code pursuant to sub-plans adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside the United States.

     2. Definitions.
        -----------

          (1) "Additional Shares" shall have the meaning set forth in Section
               -----------------
2(r).


          (2) "Approval Date Fair Market" shall have the meaning set forth in
               -------------------------
Section 2(r).

          (3) "Board" means the Board of Directors of the Company.
               -----

          (4) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (5) "Committee" means the compensation committee of the Board, unless
               ---------
there is no such committee, in which case it means the Board.

          (6) "Common Stock" means the Company's Class A common stock, par value
               ------------
$0.01 per share, and the Company's Class B common stock, par value $0.01 per share.

          (7) "Company" means ChipPAC, Inc., a Delaware corporation, or any
               -------
successor thereto.

          (8) "Compensation" means all cash compensation including regular
               ------------
straight time gross earnings, commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and any other compensation approved by the Committee, but excluding proceeds from the sale of the company's stock and all cash allowances including, but not limited to, vehicle, housing and cost of living allowances.

          (9) "Continuous Status as an Employee" means the absence of any
               --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

          (10) "Contributions" means all amounts credited to the account of a
                -------------
participant pursuant to the Plan.

          (11) "Corporate Transaction" means a sale of all or substantially all
                ---------------------
of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

          (12) "Designated Subsidiaries" means the Subsidiaries which have been
                -----------------------
designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

          (13) "Employee" means any person, including an Officer, who is
                --------
customarily employed for at least thirty-five (35) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries, unless otherwise required by law.

          (14) "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (15) "Fair Market Value" shall have the meaning set forth in Section
                -----------------
7(b).

          (16) "IPO Date" shall have the meaning set forth in Section 4(a).
                --------

          (17) "New Purchase Date" shall have the meaning set forth in Section
                -----------------
19(b).

          (18) "Offering Date" means the first business day of each Purchase
                -------------
Period of the Plan.

          (19) "Officer" means a person who is an officer of the Company within
                -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (20) "Plan" means this Employee Stock Purchase Plan.
                ----

          (21) "Purchase Date" means the last day of each Purchase Period of the
                -------------
Plan.

          (22) "Purchase Period" means a period of six (6) months commencing on
                ---------------
February 1 and August 1 of each year except for the first Purchase Period which may commence on a different date or extend for a different length of time as set forth in Section 4(b).

          (23) "Purchase Price" means with respect to a Purchase Period an
                --------------
amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to a Purchase Period that is underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Purchase Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

          (24) "Reserves" shall have the meaning set forth in Section 19(a).
                --------

          (25) "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (26) "Share" means a share of Common Stock, as adjusted in accordance
                -----
with Section 19 of the Plan.

          (27) "Subsidiary" means a corporation in an unbroken chain of
                ----------
corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Eligibility.
        -----------

          (1) Any person who is an Employee as of the Offering Date of a given Purchase Period shall be eligible to participate in such Purchase Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (2) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          (3) All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 24 hereof which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

     4. Purchase Periods.
        ----------------

          (1) Purchase Periods. The Plan shall be implemented by a series of
              ----------------
Purchase Periods of six (6) months duration, with new Purchase Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Committee). The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. The first
                              -------------
Purchase Period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock (the "IPO Date") and continue until January 31, 2001 or
                             --------
such later date as may be determined by the Committee prior to the initial public offering. The Plan shall continue until terminated in accordance with
Section 20 hereof. The Committee shall have the power to change the duration and/or the frequency of Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5. Participation.
        -------------

          (1) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office (a) prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees with respect to a given Purchase Period, or
(b) within four weeks of the commencement of the applicable Purchase Period for any Employee hired during the four-week period prior to the commencement of the applicable Offering Date. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan. The eligible Employee may choose one of the following methods of payment for the Shares to be acquired on his or her behalf during the Purchase Period:

               (1)  periodic payroll deduction; or

               (ii) lump sum cash payment; provided, however, that the Committee may, for any Purchase Period, prohibit lump sum cash payments.

          (2) If periodic payroll deductions are selected, payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

          (3) If the lump sum cash payment alternative is selected, the lump sum payment must be paid by the participant within the first fifteen (15) days of the Purchase Date of the Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6. Method of Payment of Contributions.
        ----------------------------------

          (1) A participant shall elect to have payroll deductions made on each payday during the Purchase Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such greater percentage as the Committee may establish from time to time before an Offering Date) of such participant's Compensation on each payday during the Purchase Period; provided, however, that, in the event the participant chooses the lump sum payment alternative, such payment may not exceed 15% of the Compensation paid to such participant. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (2) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during a Purchase Period may increase and on one occasion only during a Purchase Period may decrease the rate of his or her Contributions with respect to the Purchase Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate or lump sum payment, as applicable. The change shall be effective as of the beginning of the next payroll period following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

          (3) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions or lump sum payment, as applicable, may be decreased by the Company to 0% at any time during a Purchase Period. Payroll deductions or lump sum payments shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7. Grant of Option.
        ---------------

          (1) On the Offering Date of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

          (2) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Committee in it
           -----------------
discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. For purposes of the Offering Date under the first Purchase Period under the Plan, the Fair Market Value of a share of the Common Stock of the Company shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

     8. Exercise of Option.
        ------------------

          (1) Unless a participant withdraws from the Plan as provided in
Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of each successive Purchase Period, and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

          (2) No fractional shares shall be issued except as authorized by the Committee. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full Share and which are not authorized by the Committee to be issued as a fractional Share, shall be retained in the participant's account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant.

     9. Delivery.
        --------

     As promptly as practicable after the Purchase Date of each Purchase Period, the Company shall arrange the delivery to each participant, as appropriate, the Shares purchased upon exercise of his or her option. Such delivery may be in the form of physical stock certificates or electronic book-entry transfers into a brokerage account in the Employee's name.

     10. Voluntary Withdrawal; Termination of Employment.
        -----------------------------------------------

          (1) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Purchase Period.

          (2) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of a Purchase Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (3) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least thirty-five (35) hours per week during the Purchase Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (4) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11. Interest.
         --------

     No interest shall accrue on the Contributions of a participant in the Plan unless otherwise required by law.

     12. Stock.
         -----

          (1) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 11,142,963 Shares or such lesser number of Shares as is determined by the Board. If the Committee determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Purchase Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Committee may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue any Purchase Period then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any Purchase Period then in effect pursuant to
Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Purchase Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

          (2) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

          (3) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or deposited into a brokerage account in the name of the participant.

     13. Administration.
         --------------

     The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     14. Death of Participant.
         --------------------

     In the event of the death of a participant prior to the Purchase Date of a Purchase Period or subsequent to the end of a Purchase Period but prior to the delivery to him or her of any Shares and cash from the participant's account, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant.

     15. Transferability.
         ---------------

     Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section
15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     16. Use of Funds.
         ------------

     All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     17. Reports.
         -------

     Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

     18. Adjustments upon Changes in Capitalization; Corporate Transactions.
         ------------------------------------------------------------------

          (1) Adjustment. Subject to any required action by the stockholders of
              ----------
the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the maximum number of shares of
                    --------
Common Stock which may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

          (2) Corporate Transactions. In the event of a dissolution or
              ----------------------
liquidation of the Company, any Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the "New Purchase Date"), as
                                                        -----------------
of which date any Purchase Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Committee shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

     19. Amendment or Termination.
         ------------------------

          (1) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or a Purchase Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Purchase Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Purchase Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

          (2) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board or the Committee shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during a Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.

     20. Notices.
         -------

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions upon Issuance of Shares.
         ----------------------------------

     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan; Effective Date.
         ----------------------------

     The Plan shall become effective upon the IPO Date. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.

     23. Additional Restrictions of Rule 16b-3.
         -------------------------------------

     The Company shall use reasonable efforts to ensure that the terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     24. Committee Rules for Foreign Jurisdictions.
         -----------------------------------------

     The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

     The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

                                    *   *   *

                                  CHIPPAC, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                         FORM OF SUBSCRIPTION AGREEMENT

                                                             New Election ______
                                                       Change of Election ______

1. I, ________________________, hereby elect to participate in the ChipPAC, Inc. 2000 Employee Stock Purchase Plan (the "Plan") for the Purchase Period ______________, ____ to _______________, ____, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have Contributions in the amount of ____% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 15% of my Compensation during the Purchase Period. (Please note that no fractional percentages are permitted).

3. I elect to have these Contributions made through (choose one): ____ Payroll Deduction or ____ Lump Sum Payment.

4. In the event the payroll deduction option was selected, I hereby authorize payroll deductions from each paycheck during the Purchase Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account.

5. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Purchase Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

6. I understand that I may discontinue at any time prior to the Purchase Date of a Purchase Period my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can increase or decrease the rate of my Contributions on one occasion only with respect to any increase and one occasion only with respect to any decrease during any Purchase Period by completing and filing a new Subscription Agreement with [the Human Resources Manager/Employee Benefits Manager of my local payroll office] such increase or decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of my Contributions for future Purchase Periods by filing a new

     Subscription Agreement, and any such change will be effective as of the beginning of the next Purchase Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Purchase Period.

7. I have received a copy of the complete "ChipPAC, Inc. 2000 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

8. Shares purchased for me under the Plan should be issued in my name or deposited into the following brokerage account in my name:

9. I understand that for United States income tax purposes if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Purchase Period during which I purchased such shares) I will be treated as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for United States federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

10. If I dispose of such shares at any time after expiration of the 2-year holding period, I understand that I will be treated for United States income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I understand that this tax summary is only a summary of United States tax laws and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

11. By completing this Subscription Agreement and participating in the Plan, I acknowledge that (i) the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time; (ii) the grant of the right to purchase stock does not create any contractual or other right to receive future grants of purchase rights, or benefits in lieu of purchase rights; (iii) all determinations with respect to any such future purchase rights and stock purchases, including, but not limited to, the times when rights shall be granted, the purchase price, and the time or times when each right shall be exercisable, will be at the sole discretion of the Company; (iv) my participation in the Plan shall not create a right to further employment with my employer and shall not interfere with the ability of my employer to terminate my employment relationship at any time with or without cause; (v) my participation in the Plan is voluntary; (vi) the value of the purchase right is an extraordinary item of compensation which is outside the scope of my employment contract, if any; (vii) the purchase right is not part of normal or expected compensation for purposes of calculating any termination, severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the right to purchase stock ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan; (ix) the future value of the underlying shares purchased is unknown and cannot be predicted with certainty; and (x) the purchase right has been granted to me in my status as an employee of my employer, and can in no event be understood or interpreted to mean the Company is my employer or that I have an employment relationship with the Company.

12. The Company will assess its requirements regarding tax, social insurance and any other payroll tax ("tax-related items") withholding and reporting in connection with my purchase rights, including the grant of purchase rights, purchase of shares or sale of shares acquired under the Plan. These requirements may change from time to time as laws or interpretations change. Regardless of the Company's actions in this regard, I hereby acknowledge and agree that the ultimate liability for any and all tax-related items is and remains my responsibility and liability and that the Company (i) makes no representations nor undertakings regarding treatment of any tax-related items in connection with any aspect of my participation in the Plan, including the grant of purchase rights, purchase of shares, and the subsequent sale of shares; and (ii) does not commit to structure the terms of my grant or any aspect of my Plan participation to reduce or eliminate my liability regarding tax-related items.


13. As a condition of participating in the Plan, I consent to the collection, use, processing and transfer of personal data as described in this paragraph. I understand that the Company and its subsidiaries hold certain personal information about me, including my name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all purchase rights or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of managing and administering the Plan ("Data"). I further understand that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of my participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. I understand that these recipients may be located in the European Economic Area or elsewhere, such as in the United States. I authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on my behalf, to a broker or other third party with whom I may elect to deposit any shares of stock purchased under the Plan. I understand that I may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contracting my local human resources representative. Withdrawal of consent may, however, affect my ability to purchase shares or realize benefits from participating in the Plan.

14. I hereby agree to be bound by the terms of the Plan and this Subscription Agreement. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


SIGNATURE:
            --------------------------------------------------------------------

SOCIAL SECURITY #:
                    ------------------------------------------------------------

DATE:
       -------------------------------------------------------------------------

                                  CHIPPAC, INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

     I, __________________________, hereby elect to withdraw my participation in the ChipPAC, Inc. 2000 Employee Stock Purchase Plan (the "Plan") for the Purchase Period that began on _________ ___, _____. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

     I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Purchase Period.

     The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement.

Dated:
        ----------------------------------- ------------------------------------
                           Signature of Employee


                                            Social Security Number

                               CHIPPAC, INC. PROXY

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2002 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Dennis P. McKenna, Robert Krakauer, and Patricia H. McCall, and each or any of them, proxies of the undersigned ("Proxy Representatives"), with full power of substitution, to vote all of the shares of ChipPAC, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the Annual Meeting to be held at 47400 Kato Road, Fremont, California 94538 at 10:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, as shown on the voting side of this card.



                                SEE REVERSE SIDE

/X/ Please mark your votes as in this example.

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the Proposals.

   1.   Election of all nominees for director listed hereon.

            Nominees:         Dennis McKenna
                              Edward Conard
                              Robert W. Conn
                              Michael A. Delaney
                              Marshall Haines
                              R. Douglas Norby
                              Chong Sup Park
                              Paul C. Schorr, IV

                  / /  FOR    / /  WITHHELD   / /  ABSTAIN

        For all nominees listed hereon, except vote withheld from the following nominee(s):


        -----------------------------------------------------------------------


   2. Approval of an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan by 10,000,000.

                    / /  FOR    / /  AGAINST    / /  ABSTAIN

   3. In their discretion, the Proxy Representatives are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     This Proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

     Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      ---------------------------------------------

                      ---------------------------------------------
                      Signature(s)                             Date